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                                                                      EXHIBIT 22

                               FRANKLIN COVEY CO.

                     Wholly-Owned Subsidiaries and Divisions

              Franklin Development Corporation (a Utah corporation)

                Franklin Covey Europe, Inc. (a Utah corporation)

          Franklin Covey Canada, Ltd. (an Ontario, Canada corporation)

                 Franklin Excellence, Inc. (a Utah corporation)

                 Franklin Covey Asia, Inc. (a Utah corporation)

               Franklin Covey Australia, Inc. (a Utah corporation)

                  Franklin Covey NZ, Inc. (a Utah corporation)

                Franklin Covey Mexico, Inc. (a Utah corporation)

                Franklin Covey Taiwan, Inc. (a Utah corporation)

               Franklin Covey Argentina, Inc. (a Utah corporation)

                Franklin Covey Brazil, Inc. (a Utah corporation)

                 Franklin Covey Spain, Inc. (a Utah corporation)

          Franklin Covey Puerto Rico, Inc. (a Puerto Rico corporation)

                  Franklin Covey SA, Inc. (a Utah corporation)

                  Franklin Covey ASC, Inc. (a Utah corporation)

                   Publishers Press, Inc. (a Utah corporation)

                Franklin Covey Travel, Inc. (a Utah corporation)

             Franklin Covey Client Sales, Inc. (a Utah corporation)

             Franklin Covey Catalog Sales, Inc. (a Utah corporation)

             Franklin Covey Product Sales, Inc. (a Utah corporation)

       Franklin Covey Services, L.L.C. (a Utah limited liability company)

           Franklin Covey Marketing, Ltd. (a Utah limited partnership)

        Franklin Covey Europe, Limited (a U.K. limited liability company)

                           Check Advantage Plus, Inc.


               The above subsidiaries are owned 100 percent by Franklin Covey Co. Franklin Development Corporation is the entity under which all real estate is held. Publishers Press, Inc. is in the printing business and prints the Franklin Day Planner pages. Franklin Covey Travel, Inc. is in the business of providing general travel agency services. Check Advantage Plus, Inc. is in the business of processing and collecting bad debts and bad checks for Franklin Covey Co. All other subsidiaries are engaged in the same business as the parent.